                             ---------------------


                           FAMILY GOLF CENTERS, INC.



                     5 3/4% Convertible Subordinated Notes
                                    due 2004


                               -----------------


                                   INDENTURE

                          Dated as of October 16, 1997


                               -----------------


                    United States Trust Company of New York,

                                    Trustee


                             ---------------------

                             CROSS-REFERENCE TABLE*


                                                                      Indenture
TIA Section                                                            Section
-----------                                                            -------

ss.310(a)(1).........................................................      9.10
      (a)(2).........................................................      9.10
      (a)(3).........................................................    N.A.**
      (a)(4).........................................................      N.A.
      (a)(5).........................................................      9.10
      (b)............................................................ 9.8; 9.10
      (c)............................................................      N.A.
ss.311(a)............................................................      9.11
      (b)............................................................      9.11
      (c)............................................................      N.A.
ss.312(a)............................................................       2.5
      (b)............................................................      12.3
      (c)............................................................      12.3
ss.313(a)............................................................       9.6
      (b)(1).........................................................      N.A.
      (b)(2).........................................................       9.6
      (c)............................................................ 9.6; 12.2
      (d)............................................................       9.6
ss.314(a)............................................................ 6.2; 6.4;
                                                                           12.2
      (b)............................................................      N.A.
      (c)(1).........................................................   12.4(a)
      (c)(2).........................................................   12.4(a)
      (c)(3).........................................................      N.A.
      (d)............................................................      N.A.
      (e)............................................................   12.4(b)
      (f)............................................................      N.A.
ss.315(a)............................................................    9.1(b)
      (b)............................................................ 9.5; 12.2
      (c)............................................................    9.1(a)
      (d)............................................................    9.1(c)
      (e)............................................................      8.11
ss.316(a)(last sentence).............................................       2.9
      (a)(1)(A)......................................................       8.5
      (a)(1)(B)......................................................       8.4
      (a)(2).........................................................      N.A.
      (b)............................................................       8.7
      (c)............................................................      12.5
ss.317(a)(1).........................................................       8.8
      (a)(2).........................................................       8.9
      (b)............................................................       2.4
ss.318(a)............................................................      12.1


* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**  N.A. means Not Applicable.

                               TABLE OF CONTENTS

ARTICLE 1.

    DEFINITIONS AND INCORPORATION BY REFERENCE................................1
    SECTION 1.1    Definitions................................................1
    SECTION 1.2    Other Definitions..........................................7
    SECTION 1.3    Trust Indenture Act Provisions.............................7
    SECTION 1.4    Rules of Construction......................................8

ARTICLE 2.

    THE SECURITIES............................................................9
    SECTION 2.1    Form and Dating............................................9
    SECTION 2.2    Execution and Authentication...............................9
    SECTION 2.3    Registrar, Paying Agent and Conversion Agent..............10
    SECTION 2.4    Paying Agent to Hold Money In Trust.......................10
    SECTION 2.5    Securityholder Lists......................................11
    SECTION 2.6    Transfer and Exchange.....................................11
    SECTION 2.7    Replacement Securities....................................12
    SECTION 2.8    Outstanding Securities....................................13
    SECTION 2.9    Treasury Securities.......................................13
    SECTION 2.10   Temporary Securities......................................13
    SECTION 2.11   Cancellation..............................................14

ARTICLE 3.

    REDEMPTION AND PURCHASES.................................................14
    SECTION 3.1    Right to Redeem; Notice to Trustee........................14
    SECTION 3.2    Selection of Securities to Be Redeemed....................14
    SECTION 3.3    Notice of Redemption......................................15
    SECTION 3.4    Effect of Notice of Redemption............................16
    SECTION 3.5    Deposit of Redemption Price...............................16
    SECTION 3.6    Securities Redeemed in Part...............................16
    SECTION 3.7    Conversion Arrangement on Call for Redemption.............16
    SECTION 3.8    Purchase of Securities at Option of the Holder
                   Upon Change of Control....................................17
    SECTION 3.9    Effect of Change of Control Purchase Notice...............21
    SECTION 3.10   Deposit of Repurchase Price...............................22
    SECTION 3.11   Securities Purchased In Part..............................22
    SECTION 3.12   Compliance With Securities Laws Upon Purchase of
                   Securities................................................22
    SECTION 3.13   Repayment to the Company..................................23

ARTICLE 4.

    CONVERSION...............................................................23
    SECTION 4.1    Conversion Privilege......................................23
    SECTION 4.2    Conversion Procedure......................................24
    SECTION 4.3    Fractional Shares.........................................25
    SECTION 4.4    Taxes on Conversion.......................................25
    SECTION 4.5    Company to Provide Stock..................................26
    SECTION 4.6    Adjustment of Conversion Price............................26

    SECTION 4.7    No Adjustment.............................................31
    SECTION 4.8    Adjustment for Tax Purposes...............................31
    SECTION 4.9    Notice of Adjustment......................................31
    SECTION 4.10   Notice of Certain Transactions............................32
    SECTION 4.11   Effect of Reclassification, Consolidation, Merger
                   or Sale on Conversion Privilege...........................32
    SECTION 4.12   Trustee's Disclaimer......................................33
    SECTION 4.13   Voluntary Reduction.......................................34

ARTICLE 5.

    SUBORDINATION............................................................34
    SECTION 5.1    Securities Subordinated to Senior Indebtedness............34
    SECTION 5.2    Securities Subordinated to Prior Payment of All
                   Senior Indebtedness on Dissolution, Liquidation,
                   Reorganization, Etc., of the Company......................34
    SECTION 5.3    Securityholders to Be Subrogated to Right of
                   Holders of Senior Indebtedness............................36
    SECTION 5.4    Obligations of the Company Unconditional..................37
    SECTION 5.5    Company Not to Make Payment With Respect to
                   Securities in Certain Circumstances.......................37
    SECTION 5.6    Notice to Trustee.........................................39
    SECTION 5.7    Application by Trustee of Monies
                   Deposited With It.........................................40
    SECTION 5.8    Subordination Rights Not Impaired by Acts or
                   Omissions of Company or Holders of Senior
                   Indebtedness..............................................40
    SECTION 5.9    Trustee to Effectuate Subordination.......................41
    SECTION 5.10   Right of Trustee to Hold Senior Indebtedness..............41
    SECTION 5.11   Article 5 Not to Prevent Events of Default................41
    SECTION 5.12   No Fiduciary Duty Created to Holders of Senior
                   Indebtedness..............................................42
    SECTION 5.13   Article Applicable to Paying Agents.......................42

ARTICLE 6.

    COVENANTS................................................................42
    SECTION 6.1    Payment of Securities.....................................42
    SECTION 6.2    SEC Reports...............................................42
    SECTION 6.3    Liquidation...............................................43
    SECTION 6.4    Limitation on Transactions with Affiliates................44
    SECTION 6.5    Compliance Certificates...................................45
    SECTION 6.6    Notice of Defaults........................................45
    SECTION 6.7    Further Instruments and Acts..............................46

ARTICLE 7.

    SUCCESSOR CORPORATION....................................................46
    SECTION 7.1    When Company May Merge, Etc...............................46
    SECTION 7.2    Successor Corporation Substituted.........................47

ARTICLE 8.

    DEFAULT AND REMEDIES.....................................................47
    SECTION 8.1    Events of Default.........................................47
    SECTION 8.2    Acceleration..............................................49
    SECTION 8.3    Other Remedies............................................50
    SECTION 8.4    Waiver of Defaults and Events of Default..................50
    SECTION 8.5    Control by Majority.......................................50
    SECTION 8.6    Limitations on Suits......................................50
    SECTION 8.7    Rights of Holders to Receive Payment......................51
    SECTION 8.8    Collection Suit by Trustee................................51
    SECTION 8.9    Trustee May File Proofs of Claim..........................52
    SECTION 8.10   Priorities................................................52
    SECTION 8.11   Undertaking for Costs.....................................53
    SECTION 8.12   Waiver of Usury, Stay or Extension Laws...................53

ARTICLE 9.

    TRUSTEE..................................................................53
    SECTION 9.1    Duties of Trustee.........................................53
    SECTION 9.2    Rights of Trustee.........................................55
    SECTION 9.3    Individual Rights of Trustee..............................55
    SECTION 9.4    Trustee's Disclaimer......................................56
    SECTION 9.5    Notice of Default or Events of Default....................56
    SECTION 9.6    Reports by Trustee to Holders.............................56
    SECTION 9.7    Compensation and Indemnity................................56
    SECTION 9.8    Replacement of Trustee....................................57
    SECTION 9.9    Successor Trustee by Merger, Etc..........................58
    SECTION 9.10   Eligibility; Disqualification.............................59
    SECTION 9.11   Preferential Collection of Claims
                   Against Company...........................................59

ARTICLE 10.

    SATISFACTION AND DISCHARGE OF INDENTURE..................................59
    SECTION 10.1   Termination of Company's Obligations......................59
    SECTION 10.2   Application of Trust Money................................60
    SECTION 10.3   Repayment to Company......................................60
    SECTION 10.4   Reinstatement.............................................61

ARTICLE 11.

    AMENDMENTS, SUPPLEMENTS AND WAIVERS......................................61
    SECTION 11.1   Without Consent of Holders................................61
    SECTION 11.2   With Consent of Holders...................................61
    SECTION 11.3   Compliance With Trust Indenture Act.......................63
    SECTION 11.4   Revocation and Effect of Consents.........................63
    SECTION 11.5   Notation on or Exchange of Securities.....................63
    SECTION 11.6   Trustee to Sign Amendments, etc...........................63

ARTICLE 12.

    MISCELLANEOUS............................................................64
    SECTION 12.1   Trust Indenture Act Controls..............................64

    SECTION 12.2   Notices...................................................64
    SECTION 12.3   Communications by Holders With Other Holders..............65
    SECTION 12.4   Certificate and Opinion as to Conditions Precedent........65
    SECTION 12.5   Record Date for Vote or Consent of Securityholders........66
    SECTION 12.6   Rules by Trustee, Paying Agent, Registrar,
                   Conversion Agent..........................................66
    SECTION 12.7   Legal Holidays............................................66
    SECTION 12.8   Governing Law.............................................66
    SECTION 12.9   No Adverse Interpretation of Other Agreements.............67
    SECTION 12.10  No Recourse Against Others................................67
    SECTION 12.11  Successors................................................67
    SECTION 12.12  Multiple Counterparts.....................................67
    SECTION 12.13  Separability..............................................67
    SECTION 12.14  Table of Contents, Headings, etc..........................67

         INDENTURE dated as of October 16, 1997 between FAMILY GOLF CENTERS, INC, a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a banking and trust company duly organized and existing under the laws of the state of New York, as Trustee (the "Trustee").

         Both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered holders of the Company's 5 3/4% Convertible Subordinated Notes due 2004.


                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1   Definitions

         "Affiliate" of any specified person means (i) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person, (ii) any spouse, immediate family member or other relative who has the same principal residence as the person described in clause (i) above, (iii) any trust in which any such persons described in clause (i) or (ii) above has a beneficial interest, and (iv) any corporation or other organization of which any such persons described above collectively own 50% or more of the equity of such entity. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or Conversion
Agent.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "Business Day" means a day that is not a Legal Holiday.

         "Capitalized Lease Obligation" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles; the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

         "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

         "Common Stock" means the common stock of the Company, $.01 par value, as it exists on the date of this Indenture or as it may be constituted from time to time.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means the successor.

         "Consolidated Net Worth" with respect to any Person means, as of any date, the consolidated equity of the common stockholders of such Person (excluding the cumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with GAAP, but without any reduction in respect of the payment of dividends on any series of such Person's preferred stock if such dividends are paid in additional shares of capital stock; provided, however, that Consolidated Net Worth shall also include, without duplication: (a) the amortization of all write-ups of inventory, (b) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs), (c) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees), (d) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended and supplemented from time to time, (e) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off of deferred financing costs, or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity, and (f) any extraordinary or non-recurring charge arising out of the implementation of SFAS 106 or SFAS 109; provided, however, that Consolidated Net Worth shall be calculated on a pro forma basis.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Division or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

         "Credit Facility" means the credit agreement entered into by the Company and the Designated Senior Lender dated as of June 30, 1997, providing for a two-year $20 million revolving credit facility converting to a four-year term loan on July 1, 1999, together with all loan documents and instruments thereunder (including, without limitation, any guarantee or pledge agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all obligations with respect thereto, in adding Subsidiaries of the Company as additional borrowers or guarantors thereunder and in receiving or releasing collateral therefor) all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other lender or group of lenders.

         "Default" or "default" means any event which is, or after notice or passage of time, or both, would be an Event of Default.

         "Designated Senior Indebtedness" means the Credit Facility and Term Debt, and any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). The Company shall not, as long as any indebtedness remains outstanding under the Credit Facility, the Term Debt or any other instrument with the Designated Senior Lender, create any other Indebtedness which provides that it is Designated Senior Indebtedness without the written consent of the Designated Senior Lender.

         "Designated Senior Lender" means The Chase Manhattan Bank.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" means, with respect to any Person and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, settlement of funds, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instrument) or evidenced by bonds, notes, debentures or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses
(a) through (d), (f) any indebtedness or other obligations described in clauses
(a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

         "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

         "Offering" means the offer and sale of the Securities as contemplated by the Offering Circular.

         "Offering Circular" means the Offering Circular, dated October 9, 1997, relating to the Company's offering and placement of the Securities.

         "Officer" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Section 6.5, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

         "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, or any other entity or organization, including a government or political subdivision or instrumentality thereof.

         "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

         "Principal Stockholder" means (i) Dominic Chang, and/or his heirs, executors and administrators, (ii) any trusts established by Dominic Chang whose beneficiaries are Dominic Chang and/or his lineal descendants or other relatives and (iii) any family members or other affiliated Persons of Dominic Chang.

         "Redemption Date" or "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         "Redemption Price" or "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

         "SEC" or "Commission" means the Securities and Exchange
Commission.

         "Securities" means the 5 3/4% Convertible Subordinated Notes due 2004 or any of them (each, a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

         "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the Notes. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any Indebtedness of the Company to any Subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company.

         "Subsidiary" means any corporation of which at least a majority of the outstanding capital stock having voting power under ordinary circumstances to elect directors of such corporation shall at the time be held, directly or indirectly, by the Company, by the Company and one or more Subsidiaries, or by one or more Subsidiaries.

         "Term Debt" means the indebtedness evidenced by certain promissory notes described in and modified by the First Note Modification Agreement dated July 25, 1997 entered into by the Company and the Designated Senior Lender in an aggregate principal amount of $26.9 million due August 2002, together with all loan documents and instruments thereunder (including, without limitation, any guarantee or pledge agreements and security documents), in each case as such agreements have been or may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all obligations with respect thereto, in adding Subsidiaries of the Company as additional borrowers or guarantors thereunder and in receiving or releasing collateral therefor) all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other lender or group of lenders.

         "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

         "Trading Day" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the exchange or market in which such security is traded.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

         "Trust Officer" means, with respect to the Trustee, any officer within the Corporate Trust Division of the Trustee, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

SECTION 1.2   Other Definitions

         TERM                                                DEFINED IN SECTION

         "Affiliate Transaction"                                     6.4
         "Bankruptcy Law"                                            8.1
         "Change of Control"                                         3.8
         "Company Notice"                                            3.8
         "Company Order"                                             2.2
         "Conversion Agent"                                          2.3
         "Conversion Date"                                           4.2
         "Conversion Price"                                          4.6
         "Conversion Shares"                                         4.6
         "Custodian"                                                 8.1
         "Determination Date"                                        4.6
         "Disposition"                                               7.1
         "Distribution Date"                                         4.6
         "Event of Default"                                          8.1
         "Exchange Act"                                              3.8
         "Legal Holiday"                                            12.7
         "Payment Blockage Notice"                                   5.5
         "Paying Agent"                                              2.3
         "Registrar"                                                 2.3
         "Repurchase Date"                                           3.8
         "Repurchase Price"                                          3.8
         "Rights"                                                    4.6
         "Subordinated Indebtedness"                                 5.1
         "Triggering Distribution"                                   4.6
         "Unissued Shares"                                           3.8
         "U.S. Government Obligations"                              10.1

SECTION 1.3   Trust Indenture Act Provisions

         Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC;

         "indenture securities" means the Securities;

         "indenture security holder" means a Securityholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4   Rules of Construction

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof, and any other reference in this Indenture to "generally accepted accounting principles" refers to generally accepted accounting principles in effect on the date hereof;

                  (3) words in the singular include the plural, and words in the plural include the singular;

                  (4) provisions apply to successive events and transactions;
         and

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2.

                                 THE SECURITIES

SECTION 2.1   Form and Dating

         The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve, with the consent of the Trustee, any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

SECTION 2.2   Execution and Authentication

         An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $100,000,000 (plus up to an additional $15,000,000 issued pursuant to the exercise of the over-allotment option described in Section 2(b) of that certain Purchase Agreement dated October 9, 1997 among the Company and Jefferies & Company, Inc., Oppenheimer & Co., Inc., Prudential Securities Incorporated and BancAmerica Robertson Stephens upon a written order or orders of the Company signed by two Officers of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, except as provided above and in Section 2.7.

         The Trustee shall act as the initial authenticating agent.
Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.3   Registrar, Paying Agent and Conversion Agent

         The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent"), an office or agency where Securities may be presented for conversion (the "Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10), Registrar or Conversion Agent.

         The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands in connection with the Securities.

SECTION 2.4   Paying Agent to Hold Money In Trust

         On or prior to 12:00 noon New York time on each due date of the principal of or interest on any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 5.7, the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, on or before each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

SECTION 2.5   Securityholder Lists

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the fifth Business Day preceding each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6   Transfer and Exchange

         When a Security is presented to the Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at the office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, and provided further that this sentence shall not apply to any exchange pursuant to Section 2.10, 3.6, 3.11, 4.2 (last paragraph) or 11.5.

         Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the date of any selection of Securities to be redeemed, (b) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion not to be redeemed) or (c) any Securities or portions thereof in respect of which a Change of Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion not to be purchased).

         All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.7   Replacement Securities

         If any mutilated Security is surrendered to the Company, the Registrar or the Trustee, or the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruc tion, loss or theft of any Security, and there is delivered to the Company, the Registrar and the Trustee such Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) in connection therewith.

         Every new Security issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8   Outstanding Securities

         Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

         If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent (other than the Company) holds on a redemption date or maturity date money sufficient to pay the principal of, and premium, if any, and accrued interest on, Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.9   Treasury Securities

         In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.10  Temporary Securities

         Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon the order of the Company, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

SECTION 2.11  Cancellation

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 4.

                                   ARTICLE 3.

                            REDEMPTION AND PURCHASES

SECTION 3.1   Right to Redeem; Notice to Trustee

         The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after October 15, 2000, at the redemption prices specified in paragraph 5 of the form of Security attached hereto as Exhibit A, together with accrued interest up to but not including the Redemption Date.

         If the Company elects to redeem Securities pursuant to this Section
3.1 and paragraph 5 of the Securities, it shall deliver to the Trustee an Officers' Certificate at least 45 days prior to the redemption date as fixed by the Company (unless a shorter period shall be satisfactory to the Trustee) specifying the redemption date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of delivery of such Officers' Certificate to the Trustee.

SECTION 3.2   Selection of Securities to Be Redeemed

         If less than all of the Securities are to be redeemed, the Trustee shall, not more than 60 days prior to the redemption date, select the Securities to be redeemed by lot, on a pro rata basis or by such other method as the Trustee shall determine to be fair and appropriate. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.3   Notice of Redemption

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's address as it appears on the Registrar's books.

         The notice shall identify the Securities to be redeemed and shall state:

              (1) the Redemption Date;

              (2) the Redemption Price;

              (3) the then current Conversion Price;

              (4) the name and address of the Paying Agent and the Conversion Agent;

              (5) that Securities called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price;

              (6) that the Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

              (7) that Holders who wish to convert Securities must satisfy the requirements in paragraph 8 of the Securities;

              (8) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption shall cease accruing on and after the redemption date and the only remaining right of the Holder shall be to receive payment of the redemption price upon presentation and surrender to the Paying Agent of the Securities; and

              (9) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 3.4   Effect of Notice of Redemption

         Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except for Securities that are converted in accordance with the provisions of Section 4.1. Upon presentation and surrender to the Paying Agent, Securities called for redemption shall be paid at the Redemption Price, plus accrued interest up to but not including the Redemption Date.

SECTION 3.5   Deposit of Redemption Price

         On or prior to 12:00 noon New York time on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or otherwise. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

SECTION 3.6   Securities Redeemed in Part

         Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.7   Conversion Arrangement on Call for Redemption

         In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Paying Agent in trust for the Securityholders, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price, together with interest, if any, accrued to, but not including, the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent and the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent and the Trustee from, and hold them harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent and the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 3.8 Purchase of Securities at Option of the Holder Upon Change of Control

         (a) If at any time that Securities remain outstanding there shall have occurred a Change of Control, Securities shall be purchased by the Company at the option of the Holder thereof, on the date that is 30 days after the Company Notice of the occurrence of the Change of Control (the "Repurchase Date") at a purchase price (the "Repurchase Price") equal to 101% of the principal amount thereof plus accrued interest up to but not including the Repurchase Date, subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.

         A "Change of Control" shall be deemed to have occurred at such time after the original issuance of the Securities as there shall occur:

                   (1) any "person" or "group" (as such items are used under Section 13(d) and 14(d) of the Exchange Act), other than the Company, any subsidiary of the Company, any Principal Stockholders or any employee benefit plan of the Company or any such subsidiary, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of shares of capital stock of the Company entitling such person to exercise in excess of 50% of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors;

                   (2) there occurs any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another person (other than (a) any such transaction pursuant to which the holders of the Common Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (b) any merger (1) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (2) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock); or

                   (3) at any time Continuing Directors do not constitute a majority of the Board of Directors of the Company. "Continuing Director" means at any date a member of the Company's Board of Directors (i) who is a member of such Board on the date of the Indenture or (ii) who was nominated or elected by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such election. Under this definition, if the present Board of Directors of the Company were to approve a new director or directors and then resign, no Change of Control would occur even though the present Board of Directors would thereafter cease to be in office.

A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act, as in effect on the date of execution of this Indenture, except that, for purposes of this subsection
(a), the number of shares of capital stock of the Company entitling the holders thereof to vote generally in elections of directors shall be deemed to include, in addition to all outstanding shares of capital stock of the Company entitling the holders thereof to vote generally in the election of directors and Unissued Shares deemed to be held by the Person with respect to which the Change of Control determination is being made, all Unissued Shares deemed to be held by all other Persons. As used herein, "Unissued Shares" shall mean shares of capital stock of the Company not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days following the date of determination of a Change of Control and that, upon issuance, shall entitle the holders thereof to vote generally in the election of directors.

         (b) Within 30 days after the occurrence of a Change of Control, the Company shall mail a written notice of Change of Control (the "Company Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall include the form of a Change of Control Purchase Notice to be completed by the Holder and shall state:

                   (1) the date of such Change of Control and, briefly, the events causing such Change of Control;

                   (2) the date by which the Change of Control Purchase Notice pursuant to this Section 3.8 must be given;

                   (3) the Repurchase Date;

                   (4) the Repurchase Price;

                   (5) the maximum principal amount of Securities that will be accepted for repurchase;

                   (6) briefly, the conversion rights of the Securities;

                   (7) the name and address of the Paying Agent and the Conversion Agent;

                   (8) the then current Conversion Price;

                   (9) that Securities as to which a Change of Control Purchase Notice has been given may be converted into Common Stock only to the extent that the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                   (10) the procedures that the Holder must follow to exercise rights under this Section 3.8;

                   (11) the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal; and

                   (12) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

         (c) A Holder may exercise his or her rights specified in subsection
(a) of this Section 3.8 upon delivery of a written notice of the exercise of such rights (a "Change of Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Repurchase Date, stating:

                   (1) the certificate number of each Security that the Holder will deliver to be purchased;

                   (2) the portion of the principal amount of each Security that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                   (3) that such Security shall be purchased pursuant to the terms and conditions specified in this Indenture.

         The delivery of such Security to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section
3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through
3.13 also apply to the purchase of such portion of such Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change of Control Purchase Notice in whole or in a portion thereof that is $1,000 or in an integral multiple thereof at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

SECTION 3.9   Effect of Change of Control Purchase Notice

         Upon receipt by the Paying Agent of the Change of Control Purchase Notice specified in Section 3.8(c), the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder promptly following the later of (a) the Repurchase Date with respect to such Security (provided the conditions in Section 3.8(c) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn.

         A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered by the Holder to the office of the Paying Agent at any time prior to the close of business on the Repurchase Date, specifying:

                   (1) the certificate number of each Security in respect of which such notice of withdrawal is being submitted;

                   (2) the principal amount of the Security or portion thereof with respect to which such notice of withdrawal is being submitted; and

                   (3) the principal amount, if any, of such Security that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

         There shall be no purchase of any Securities pursuant to Section 3.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change of Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Securities).

SECTION 3.10  Deposit of Repurchase Price

         On or before the second Business Day immediately following a Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof that are to be purchased as of such Repurchase Date. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or the Paying Agent shall have immediately available funds on the second Business Day immediately following the Repurchase Date.

         If the Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Repurchase Price of any Security tendered for purchase, then, on the second Business Day immediately following to the Repurchase Date, such Security will cease to be outstanding and will be deemed paid, whether or not such Security is delivered to the Paying Agent, and all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Security).

SECTION 3.11  Securities Purchased In Part

         Any Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and promptly after the Repurchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

SECTION 3.12  Compliance With Securities Laws Upon Purchase of Securities

         In connection with any offer to purchase or purchase of Securities under Section 3.8 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 under the Exchange Act (which term, as used herein, includes any successor provision thereto) at the time of such offer or purchase), the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (b) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with all federal and state securities laws so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.11 to be exercised in the time and in the manner specified therein. If necessary the time periods referred to in Sections 3.8 through 3.11 will be extended to permit compliance with such laws.

SECTION 3.13  Repayment to the Company

         Subject to the provisions of Section 5.7, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the second Business Day immediately following the Repurchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

                                   ARTICLE 4.

                                   CONVERSION

SECTION 4.1   Conversion Privilege

         Subject to the further provisions of this Section 4.1, a Holder of a Security may convert such Security into Common Stock at any time after 60 days following the date of this Indenture and prior to maturity, at the Conversion Price then in effect; provided, however, that, if such Security is called for redemption pursuant to Article 3, such conversion right shall terminate at the close of business on the business day preceding the Redemption Date for such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed); provided, further, that, if the Holder of a Security presents such Security for redemption prior to the close of business on the Redemption Date for such Security, the right of conversion shall terminate upon presentation of the Security to the Trustee (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion

Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article 4.

         A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         A Security in respect of which a Holder has delivered a Change of Control Purchase Notice pursuant to Section 3.8(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Change of Control Purchase Notice is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Repurchase Date in accordance with Section 3.9.

         A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted his or her Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

SECTION 4.2   Conversion Procedure

         To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.3.

         The person in whose name the certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

         No payment or adjustment will be made for accrued interest on a converted Security. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and before the close of business on the related interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Security on such record date. In such event, such Security, when surrendered for conversion, must be accompanied by delivery of a check or draft payable to the Conversion Agent in an amount equal to the interest payable on such interest payment date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted. If the Company defaults in the payment of interest payable on the interest payment date, the Conversion Agent shall repay such funds to the Holder.

         If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

         Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

SECTION 4.3   Fractional Shares

         The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the closing sale price of the Common Stock on the Trading Day immediately prior to the date of conversion.

SECTION 4.4   Taxes on Conversion

         If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 4.5   Company to Provide Stock

         The Company shall, prior to issuance of any Securities hereunder, and from time to time as it may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

         All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 4.6   Adjustment of Conversion Price

         The conversion price as stated in paragraph 8 of the Securities (the "Conversion Price") shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall (i) pay a dividend in shares of Common Stock to all holders of Common Stock, (ii) make a distribution in shares of Common Stock to all holders of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which he or she would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

         (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share of Common Stock (as determined in accordance with subsection (f) of this Section 4.6) at the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate Conversion Price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

         (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Company), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) of this Section 4.6), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (f) of this Section 4.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the current market price per share (as defined in subsection (f) of this Section 4.6) of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (b) of this Section 4.6) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 4.6, make proper provision so that each holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

         (d) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash (other than in connection with the liquidation or dissolution of the Company) in an aggregate amount that, together with the aggregate amount of any other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds 10% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the Treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Determination Date less the amount of cash so distributed within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of the Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

         (e) In case the Company shall make a Triggering Distribution of cash or other consideration to all or substantially all holders of its Common Stock in respect of a tender or exchange offer by the Company or any subsidiary for the Common Stock ("Tender Offer") in an aggregate amount that, together with the aggregate amount of any other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds 10% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Determination Date multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the Treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Determination Date less the amount of cash or other consideration so distributed within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of the Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

         (f) For the purpose of any computation under subsections (b), (c), (d) and (e) of this Section 4.6, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the

Determination Date with respect to distributions under subsections (d) and (e) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or
(c) of this Section 4.6. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on the NASDAQ National Market System, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Common Stock as quoted by NASDAQ or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted by NASDAQ or any comparable system or, if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors of the Company.

         (g) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the holder of any Security converted after such record date or Determination Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date, effective date or Determination Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date had not occurred.

SECTION 4.7   No Adjustment

         No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         No adjustment need be made for a transaction referred to in Section
4.6 if all Securityholders are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Company shall give notice to the Trustee of any such determination.

         No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

         To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 4.8   Adjustment for Tax Purposes

         The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

SECTION 4.9   Notice of Adjustment

         Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

SECTION 4.10  Notice of Certain Transactions

         In the event that:

                   (1) the Company takes any action which would require an adjustment in the Conversion Price;

                   (2) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Company must approve the transaction; or

                   (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Securityholders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

SECTION 4.11 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege

         If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the assets of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property(including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee
(x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with.

SECTION 4.12  Trustee's Disclaimer

         The Trustee has no duty to determine if the conditions precedent to the Company's redemption rights under Section 3 have been satisfied or to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers'

Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

SECTION 4.13  Voluntary Reduction

         The Company, upon the determination by the Board of Directors, and the giving of at least 15 days notice to the Trustee and Holders of Securities, from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the reduction is irrevocable during the period; provided, however, that in no event may the Conversion Price be less than the par value of a share of Common Stock.

                                   ARTICLE 5.

                                 SUBORDINATION

SECTION 5.1   Securities Subordinated to Senior Indebtedness

         The Company covenants and agrees, and each holder of Securities issued hereunder by his or her acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 5; and each person holding any Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment of the principal of and interest, and premiums, if any, on all Securities issued hereunder (including, without limitation, in connection with any redemption of Securities) and all other amounts payable in respect thereof now or hereafter existing under the Securities and this Indenture (collectively, the "Subordinated Indebtedness") shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter created, assumed or guaranteed.

SECTION 5.2 Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation, Reorganization, Etc., of the Company

         Upon the payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Securities), to creditors upon any dissolution, winding-up, total or partial liquidation or reorganization of the Company or its debts (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company, or otherwise), then in such event:

         (a) all Senior Indebtedness (including principal thereof, interest thereon and fees and expenses relating thereto) shall first be paid in full in cash before any payment is made on account of the Subordinated Indebtedness, upon any of the circumstances referred to in the preceding paragraph or any deposit is made pursuant to Section 6.3;

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other company, trust or corporation provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided in this Article 5, with respect to the Subordinated Indebtedness, to the payment of all Senior Indebtedness at that time outstanding and to the payment of all securities issued in exchange therefor to the holders of the Senior Indebtedness at the time outstanding), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 5, including any such payment or distribution which may be payable or deliverable by reason of the payment of another debt of the Company being subordinated to the payment of the Subordinated Indebtedness, shall be paid or delivered by any debtor, Custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and fees and expenses relating to the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

         (c) in the event that, notwithstanding the foregoing provisions of this Section 5.2, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other Company, trust or corporation provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided for in this Article 5, with respect to the Subordinated Indebtedness, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange thereof to the holders of Senior Indebtedness at the time outstanding), shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full in cash, such payment or distribution (subject to the provisions of Sections 5.6 and 5.7) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to, the holders of Senior Indebtedness remaining unpaid, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and fees and expenses relating to the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

         Upon any distribution of assets of the Company referred to in this
Article 5, the Trustee, subject to the provisions of Sections 9.1 and 9.2, and the Holders shall be entitled to rely conclusively upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

SECTION 5.3 Securityholders to Be Subrogated to Right of Holders of Senior Indebtedness

         Subject to the prior payment in full of all Senior Indebtedness then due, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full in cash, and, for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article 5, and no payment pursuant to the provisions of this Article 5 to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article 5 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 5.4   Obligations of the Company Unconditional

         Nothing contained in this Article 5 or elsewhere in this Indenture or in any Security is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities, as and when the same shall become due and payable in accordance with the terms of the Securities, or to affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of Article 8, and the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of assets, whether in cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 5.5 Company Not to Make Payment With Respect to Securities in Certain Circumstances

         (a) Upon the happening of a default in payment (whether at maturity or at a date fixed for payment or prepayment or by acceleration or otherwise) of the principal of or interest on any Senior Indebtedness, as such default is defined under or in respect of such Senior Indebtedness or in any agreement pursuant to which such Senior Indebtedness has been incurred, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full or provision made therefor in a manner satisfactory to the holders of such Senior Indebtedness, or such default shall have been cured or waived or shall have ceased to exist, the Company shall not pay principal of or interest or make any payment with respect to the Subordinated Indebtedness or make any deposit pursuant to Section 6.3 or 10.1 and shall not repurchase, redeem or otherwise retire any Subordinated Indebtedness (collectively, "pay the Subordinated Indebtedness").

         (b) Upon the happening of an event of default with respect to any Designated Senior Indebtedness (other than under circumstances when the terms of subsection (a) of this Section

5.5 are applicable), as such event of default is defined under or in respect of such Designated Senior Indebtedness or in any agreement pursuant to which such Designated Senior Indebtedness has been incurred, permitting the holders thereof to accelerate the maturity thereof, and upon written notice thereof given to the Trustee by any holders of such Designated Senior Indebtedness or their representative or representatives or by the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Designated Senior Indebtedness have been issued (a "Payment Blockage Notice"), then, unless and until such event of default shall have been cured or waived in writing by the holders of such Designated Senior Indebtedness or shall have ceased to exist, from and after the date of such Payment Blockage Notice subject to Section 5.7, no direct or indirect payment shall be made with respect to the Subordinated Indebtedness or to acquire any of the Securities or on account of the redemption or mandatory repurchase provisions of the Securities. Payments on the Subordinated Indebtedness may and shall be resumed
(a) in case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated. No new period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless and until (i) 365 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such nonpayment default shall have been cured or waived for a period of not less than 90 consecutive days and subsequently recurs.

         (c) In the event that, notwithstanding the foregoing provisions of this Section 5.5, any payment or distribution on account of the Subordinated Indebtedness shall be made by or on behalf of the Company and received by the Trustee, any Holder or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), after the happening of a default under any Senior Indebtedness of the type specified in subsections (a) and (b) of this Section 5.5, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full, or provision made therefor or such default shall have been cured or waived, such payment (subject, in each case, to the provisions of Sections 5.6 and 5.7 and the proviso contained in subsection (b) of this Section 5.5) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on, and fees and other charges in respect of, the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness.

SECTION 5.6   Notice to Trustee

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or holders of Senior Indebtedness or from their representative or representatives or from the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 9.1 and 9.2, shall be entitled to assume conclusively that such facts do not exist.

         The Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a person representing himself or herself to be a holder of Senior Indebtedness (or a representative of such holder or the trustee under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued) to establish that such notice has been given by a holder of Senior Indebtedness or a representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each person under this Article 5, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

SECTION 5.7   Application by Trustee of Monies Deposited With It

         Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to Sections 6.3 and 10.1 and not in violation of this Article 5 shall be for the sole benefit of Securityholders and shall thereafter not be subject to the subordination provisions of this Article 5. However, money or U.S. Government Obligations may only be deposited in trust with the Trustee pursuant to Sections 6.3 and 10.1 if all Designated Senior Indebtedness has been paid in full in cash or if the Designated Senior Lender has given prior written approval of such deposit. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the Subordinated Indebtedness shall be subject to the provisions of Sections 5.1, 5.2, 5.3 and 5.5; except that, if two Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any Security) the Trustee shall not have received with respect to such monies the notice provided for in Section 5.6, then the Trustee or any Paying Agent shall have full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section 5.7 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article 5.

SECTION 5.8 Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness

         (a) No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. In the event any Designated Senior Indebtedness is outstanding, the provisions of Article 5 shall not be amended in any manner adverse to the interests of the holders of the Designated Senior Indebtedness without the consent of the Designated Senior Lender. No provision in any supplemental indenture which affects Senior Indebtedness shall be effective against the holders of the Senior Indebtedness unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) have consented thereto.

         (b) Without in any way limiting the generality of Section 5.8(a), the holders, from time to time, of the Senior Indebtedness may, at any time, and from time to time, without the consent or notice to the holders of the Securities and without impairing or releasing the subordination provided in this Article 5 or the obligations hereunder of the holders of the Securities to the holders, from time to time, of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property, pledge, mortgage or other instrument securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person, provided, however, that this clause (iv) shall not impair the obligations of the Trustee pursuant to the second sentence of Section 5.5(b).

SECTION 5.9   Trustee to Effectuate Subordination

         Each holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 5 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

SECTION 5.10  Right of Trustee to Hold Senior Indebtedness

         The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7.

SECTION 5.11  Article 5 Not to Prevent Events of Default

         The failure to make a payment on account of the Subordinated Indebtedness by reason of any provision in this Article 5 shall not be construed as preventing the occurrence of an Event of Default under Section 8.1.

SECTION 5.12  No Fiduciary Duty Created to Holders of Senior Indebtedness

         Notwithstanding any other provision in this Article 5, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article 5.

SECTION 5.13  Article Applicable to Paying Agents

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 5 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 5 in addition to or in place of the Trustee; provided, however, that Sections 5.6, 5.10 and 5.12 shall not apply to the Company if it acts as Paying Agent.

                                   ARTICLE 6.

                                   COVENANTS

SECTION 6.1   Payment of Securities

         The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall pay interest on overdue principal at the rate borne by the Securities per annum; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 6.2   SEC Reports

         The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. The Company will cause any quarterly and annual reports which it mails to its shareholders to be mailed to the Holders of the Securities.

         In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange

Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company will also prepare, on an annual basis, complete audited consolidated financial statements, including, but not limited to, a balance sheet, a statement of operations, a statement of cash flows and all appropriate notes. All such financial statements will be prepared in accordance with generally accepted accounting principles. The Company will cause a copy of such financial statements to be filed with the Trustee and mailed to the Holders of the Securities within 50 days after the end of each of the first three quarters of each fiscal year and within 95 days after the close of each fiscal year. The Company will also comply with the other provisions of TIA ss. 314(a).

SECTION 6.3   Liquidation

         Subject to the provisions of Article 5, so far as they may be applicable hereto, the Board of Directors or the shareholders of the Company may not adopt a plan of liquidation, which plan provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (any such sale, lease, conveyance or other disposition substantially as an entirety being governed by Article 7) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of the capital stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations hereunder and under the Securities as to the payment of the principal and interest thereof. The Company shall be deemed to make provision for such payments only if (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Securities then outstanding to maturity and to pay all other sums payable by it hereunder or
(2) there is an express assumption of the due and punctual payment of the Company's obligations hereunder and under the Securities and the performance and observance of all cove nants and conditions to be performed by the Company hereunder, by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a person who acquires, or will acquire (otherwise than pursuant to a lease), a portion of the assets of the Company, and which person will have assets (im mediately after the acquisition) and aggregate earnings (for such person's four full fiscal quarters immediately preceding the acquisition) equal to not less than the assets of the Company (immediately preceding such acquisition) and the aggregate earnings of the Company (for its four full fiscal quarters immediately preceding the acquisition), respectively, and which is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; provided, however, that the Company shall not make any such deposit with the Trustee until (i) it has paid in full in cash all Designated Senior Indebtedness or obtained prior written consent of the Designated Senior Lender to make such deposit and (ii) it is not prohibited from doing so under the provisions of Article 5; and provided, further, the Company shall not make any liquidating distribution until after the Company (x) has certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 6.3 and (y) delivered to the Trustee an Opinion of Counsel that all conditions precedent to such liquidation have been complied with.

SECTION 6.4   Limitation on Transactions with Affiliates

         Except as otherwise set forth herein, neither the Company nor any of its Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan, an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

         The Company shall not, and shall not permit any Subsidiary to, engage in any Affiliate Transactions involving aggregate payments or other transfers by the Company and its Subsidiaries in excess of $2,000,000 (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors in good faith), unless the Company delivers to the Trustee: (i) a resolution of the Board of Directors stating that the Board of Directors (including a majority of the disinterested directors, if any) has, in good faith, determined that such Affiliate Transaction complies with the provisions of this Inden ture (which resolution shall also be required for all Affiliate Transactions involving aggregate payments or other transfers by the Company and its Subsidiaries which are less than $2,000,000 as long as they are in excess of $500,000); and (ii)(A) with respect to any Affiliate Transaction involving the incurrence of

Indebtedness, a written opinion of a nationally recognized in vestment banking or accounting firm experienced in the review of similar types of transactions,
(B) with respect to any Affiliate Transaction involving the transfer of real property, fixed assets or equipment, either directly or by a transfer of 50% or more of the capital stock of a Subsidiary which holds any such real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser experienced in the review of similar types of transactions or (C) with respect to any Affili ate Transaction not otherwise described in (A) or
(B) above, or in lieu of the opinions and appraisals referred to in (A) and (B) above, a written certification from a nationally recognized pro fessional or firm experienced in evaluating similar types of transactions, in each case, stating that the terms of such transaction are fair to the Company or such Subsidiary, as the case may be, and the Holders of the Securities from a financial point of view.

         Notwithstanding Sections 4.8(a) and (b), this Section 4.8 shall not apply to: (i) transactions between the Company and any Subsidiary or between Subsidiaries; (ii) reasonable compensation paid to officers, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or executives; or (iii) payments and transactions in connection with the Offering.

SECTION 6.5   Compliance Certificates

         The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate complying with TIA ss. 314(a)(4) as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. The Officers' Certificate need not comply with
Section 12.4 hereof.

SECTION 6.6   Notice of Defaults

         In the event (a) that Indebtedness of the Company in an aggregate amount in excess of $1,000,000 is declared due and payable before its maturity because of the occurrence of any default under such Indebtedness, or (b) of the occurrence of any event which entitles the holder or holders of such Indebtedness to declare such Indebtedness due and payable before its maturity and with respect to which any applicable grace period has lapsed or expired, the Company will promptly give written notice to the Trustee of such declaration or event.

SECTION 6.7   Further Instruments and Acts

         Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                                   ARTICLE 7.

                             SUCCESSOR CORPORATION

SECTION 7.1   When Company May Merge, Etc.

         The Company shall not consolidate with or merge with or into, or transfer all or substantially all of its assets to, any person, (any such consolidation, merger or sale being a "Disposition") unless:

         (a) either the Company shall be the resulting or surviving entity of such Disposition or such person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia, and such person expressly assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture (in which case all such obligations of the Company shall terminate); and

         (b) immediately before and immediately after giving effect to such Disposition and treating any indebtedness which becomes an obligation of the Company as a result of such Disposition as having been incurred by the Company at the time of such transaction, no default or Event of Default shall have occurred and be continuing; and

         (c) the entity formed by or surviving such Disposition, or the person to which such Disposition shall have been made shall have Consolidated Net Worth (immediately after the Disposition but prior to giving effect on a pro forma basis to any purchase accounting adjustments or restructuring changes resulting from the Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Disposition.

         The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall comply with Section 12.4 and shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with; provided, however, that such Opinion of Counsel shall not address Events of Default, except where such counsel has actual knowledge of any such Event of Default.

SECTION 7.2   Successor Corporation Substituted

         Upon any Disposition in accordance with Section 7.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

                                   ARTICLE 8.

                              DEFAULT AND REMEDIES

SECTION 8.1   Events of Default

         An "Event of Default" shall occur if:

                   (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

                   (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

                   (3) failure by the Company to perform any conversion of Securities required under this Indenture and the continuance of such failure for 30 days;

                   (4) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for the period and after the notice specified below;

                   (5) failure of the Company to make any payment at maturity in respect of Indebtedness, which payment is in an amount in excess of $1,000,000 and continuance of such failure for 30 days after notice of such failure;

                   (6) a default shall occur under any bond, debenture, note or other indebtedness for money borrowed by the Company having an aggregate outstanding principal amount of in excess of $1,000,000, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have been due and payable, without such indebtedness having been discharged, such acceleration having been rescinded or annulled or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness, in each case within a period of 30 days following the occurrence of such acceleration;

                   (7) the Company pursuant to or within the meaning of any Bankruptcy Law:

                             (A) commences a voluntary case or proceeding;

                             (B) consents to the entry of an order for relief
                   against it in an involuntary case or proceeding;

                             (C) consents to the appointment of a Custodian of
                   it or for all or substantially all of its property; or

                             (D) makes a general assignment for the benefit of
                   its creditors; or

                   (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                             (A) is for relief against the Company in an
                   involuntary case or proceeding;

                             (B) appoints a Custodian of the Company or for all
                   or substantially all of its property; or

                             (C) orders the liquidation of the Company;

         and in each case the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         A default under clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Company and the Trustee, of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When a default is cured, it ceases.

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SECTION 8.2   Acceleration

         If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding may, by written notice to the Company, the Trustee, and the Designated Senior Lender, and the Trustee shall, upon the request of such Holders, declare all unpaid principal of and accrued interest to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable (A) if no Designated Senior Indebtedness is outstanding upon any such declaration or (B) if Designated Senior Indebtedness is outstanding, upon the first to occur of (i) an acceleration of all Designated Senior Indebtedness or (ii) the 15th day after receipt by the Company and the Designated Senior Lender of such written notice given hereunder, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (7) or (8) of Section 8.1 occurs, all unpaid principal of and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of and accrued interest on the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
(d) all payments due to the Trustee and any predecessor Trustee under Section
9.7 have been made. Anything herein contained to the contrary notwithstanding, in the event of any acceleration pursuant to this Section 8.2, the Company shall not be obligated to pay any premium which it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the Securities, except in the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the Securities, in which case an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

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

SECTION 8.3   Other Remedies

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 8.4   Waiver of Defaults and Events of Default

         Subject to Sections 8.7 and 11.2, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default in the payment of the principal of or interest on any Security as specified in clauses (1) and (2) of Section 8.1. When a default or Event of Default is waived, it is cured and ceases.

SECTION 8.5   Control by Majority

         The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder or the Trustee, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 8.6   Limitations on Suits

         A Securityholder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

                   (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

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

                   (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                   (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                   (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                   (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities then outstanding.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 8.7   Rights of Holders to Receive Payment

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 8.8   Collection Suit by Trustee

         If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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

SECTION 8.9   Trustee May File Proofs of Claim

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Securityholders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Securityholder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 8.10  Priorities

         If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

         First, to the Trustee for amounts due under Section 9.7;

         Second, to the holders of Senior Indebtedness to the extent required by Article 5;

         Third, to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         Fourth, to the Company.

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

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10.

SECTION 8.11  Undertaking for Costs

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

SECTION 8.12  Waiver of Usury, Stay or Extension Laws

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 9.

                                    TRUSTEE

SECTION 9.1   Duties of Trustee

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default:

                   (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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

                   (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (1) this paragraph does not limit the effect of subsection
         (b) of this Section 9.1;

                   (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                   (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

         (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, expense or fee.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money or other assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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

SECTION 9.2   Rights of Trustee

         Subject to Section 9.1:

         (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to
Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

         (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein. In addition, the Trustee shall not be deemed to have knowledge of any default or Event of Default except (i) any Event of Default occurring pursuant to Section 8.1(1) or 8.1(2) or (ii) any default or Event of Default of which the Trustee shall have received written notification or of which a Trust Officer shall have obtained actual knowledge.

SECTION 9.3   Individual Rights of Trustee

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

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

SECTION 9.4   Trustee's Disclaimer

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 9.5   Notice of Default or Events of Default

         If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. Except in the case of a default or an Event of Default in payment of the principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of Securityholders.

SECTION 9.6   Reports by Trustee to Holders

         If such report is required by TIA ss. 313, within 60 days after each April 15, beginning with the April 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such April 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2) and (c).

         A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange and any changes in the stock exchanges on which the Securities are listed.

SECTION 9.7   Compensation and Indemnity

         The Company shall pay to the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company agrees to indemnify the Trustee and each of its officers, directors, attorneys-in-fact and agents for, and hold it and each of them harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel),

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

loss or liability incurred by it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection therewith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity, but failure by the Trustee promptly to notify the Company shall not relieve the Company of its obligations hereunder unless such failure prejudices the Company. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on particular Securities. The obligations of the Company under this Section 9.7 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to any lien of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 9.8   Replacement of Trustee

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

                   (1) the Trustee fails to comply with Section 9.10;

                   (2) the Trustee is adjudged a bankrupt or an insolvent;

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

                   (3) a receiver or other public officer takes charge of the Trustee or its property; or

                   (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

         A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

         Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

SECTION 9.9   Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10.

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

SECTION 9.10  Eligibility; Disqualification

         The Trustee shall always satisfy the requirements of paragraphs (1),
(2) and (5) of TIA ss. 310(a). If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA ss. 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA ss. 310(b).

SECTION 9.11  Preferential Collection of Claims Against Company

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company, as obligor on the Securities.

                                  ARTICLE 10.

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.1  Termination of Company's Obligations

         Subject to applicable rules of any stock exchange or system on which the Securities are listed or quoted, the Company may terminate all of its obligations under the Securities and this Indenture (excepting those obligations referred to in the immediately succeeding paragraph) if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 10.3) have been delivered to the Trustee or the Paying Agent for cancellation and the Company has paid all sums payable by it hereunder, or if the Company irrevocably deposits in trust with the Trustee or the Paying Agent, pursuant to a written trust agreement satisfactory to the Trustee, money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Securities then outstanding to maturity or to the date fixed for redemption and to pay all other sums payable by it hereunder. The Company may make an irrevocable deposit pursuant to this Section 10.1 only if (i) it has paid in full in cash all Designated Senior Indebtedness or obtained prior written consent of the Designated Senior Lender to make such deposit and (ii) at such time it is not prohibited from doing so under the provisions of Article 5 and the Company shall have delivered to the Trustee and any such Paying Agent an Officers' Certificate and an Opinion

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

of Counsel to that effect and that all other conditions to such deposit have been complied with.

         The Company's obligations in paragraph 13 of the Securities and in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 6.1, 9.7, 9.8, 10.4 and Article 4 shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in such paragraph 13 and in Section 9.7 shall survive.

         After such irrevocable deposit, if in compliance with Section 5.7, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture, except for those surviving obligations specified above.

         "U.S. Government Obligations" means direct noncallable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States is pledged.

SECTION 10.2  Application of Trust Money

         The Trustee or the Paying Agent shall hold in trust, for the benefit of the Holders, money or U.S. Government Obligations deposited with it pursuant to Section 10.1, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture, to the payment of the principal of and interest on the Securities. Money and U.S. Government Obligations deposited in trust in accordance with Section 10.1 shall not be subject to the subordination provisions of Article 5.

SECTION 10.3  Repayment to Company

         Subject to Section 10.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the

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Company, Securityholders entitled to money must look to the Company for payment as general creditors unless otherwise prohibited by law.

SECTION 10.4  Reinstatement

         If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 10.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligation in accordance with Section 10.1; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

                                  ARTICLE 11.

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 11.1  Without Consent of Holders

         The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

         (a)  to comply with Sections 4.11, 6.3 and 7.1;

         (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

         (c) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Securityholder;

         (d)  to comply with the provisions of the TIA; or

         (e)  to appoint a successor Trustee.

SECTION 11.2  With Consent of Holders

         The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder with the written consent of the Holders of a majority in

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principal amount of the Securities then outstanding. The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Subject to Section 11.4, without the written consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

                   (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                   (2) reduce the rate of or change the time for payment of interest on any Security;

                   (3) reduce the principal of or premium on or change the fixed maturity of any Security or alter the redemption provisions with respect thereto in a manner adverse to the Holder thereof;

                   (4) alter the conversion provisions with respect to any Security in a manner adverse to the Holder thereof;

                   (5) waive a default in the payment of the principal of or premium or interest on any Security;

                   (6) make any changes in Section 8.4 or 8.7 or in this sentence;

                   (7) modify the provisions of Article 5 in a manner adverse to the Holders; or

                   (8) make any Security payable in money other than that stated in the Security.

         It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

         An amendment under this Section 11.2 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

SECTION 11.3  Compliance With Trust Indenture Act

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 11.4  Revocation and Effect of Consents

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (8) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 11.5  Notation on or Exchange of Securities

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 11.6  Trustee to Sign Amendments, etc.

         The Trustee shall sign any amendment or supplement authorized pursuant to this Article 11 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign any amendment or supplement hereunder, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                  ARTICLE 12.

                                 MISCELLANEOUS

SECTION 12.1  Trust Indenture Act Controls

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 12.2  Notices

         Any notice, request or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

         If to the Company:

         Family Golf Centers, Inc.
         225 Broadhollow Road
         Melville, New York 11747
         Attention:  Chief Financial Officer

         If to the Trustee:

         United States Trust Company of New York
         114 West 47th Street
         New York, New York 10036
         Attention:  Corporate Trust Division

         If to the Designated Senior Lender:
         The Chase Manhattan Bank
         395 North Service Road
         Melville, New York 11747
         Attention:  Account Officer-Family Golf Centers


Such notices or communications shall be effective when received.

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed by first-class mail to him or her at his or her address shown on the register kept by the Registrar.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.3  Communications by Holders With Other Holders

         Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 12.4  Certificate and Opinion as to Conditions Precedent

         (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                   (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                   (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

         (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 6.5) shall include:

                   (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                   (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                   (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.5  Record Date for Vote or Consent of Securityholders

         The Company (or, in the event deposits have been made pursuant to Section 6.3 or 10.1, the Trustee) may set a record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of ten days prior to the first solicitation of such vote or consent or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 12.6  Rules by Trustee, Paying Agent, Registrar, Conversion Agent

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 12.7  Legal Holidays

         A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York (or such other city and state where the Trustee's corporate trust operations are then located) are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.8  Governing Law

         Except as specifically provided in Section 3.8(a), the laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 12.9  No Adverse Interpretation of Other Agreements

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10 No Recourse Against Others

         All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

SECTION 12.11 Successors

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12 Multiple Counterparts

         The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 12.13 Separability

         In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14 Table of Contents, Headings, etc.

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 16th day of October, 1997.

                                            FAMILY GOLF CENTERS, INC.


                                            By: /s/ Robert J. Krause
                                               --------------------------------
                                               Name: Robert J. Krause
                                               Title: Senior Vice President


[SEAL]

Attest:

/s/ Pamela S. Charles
-----------------------------
Name:  Pamela S. Charles
Title: Secretary

                                            UNITED STATES TRUST COMPANY
                                            OF NEW YORK, as Trustee


                                            By: /s/ John Guiliano
                                               --------------------------------
                                               Name:  John Guiliano
                                               Title: Vice President
[SEAL]

Attest:


-----------------------------
Name:
Title:

                                                                      EXHIBIT A

                           [FORM OF FACE OF SECURITY]

                 5 3/4% Convertible Subordinated Note due 2004


No. G-1                                                            $___________


CUSIP No. 30701A AA 4

                           FAMILY GOLF CENTERS, INC.

promises to pay to -- Cede & Co. --

or registered assigns,

the principal sum of ____________________ Dollars

Dollars on October 15, 2004.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

                             Dated:  October 16, 1997

                             FAMILY GOLF CENTERS, INC.

                             By:
                                ---------------------------
                                Name:  Dominic Chang
                                Title: President and Chief
                                         Executive Officer

Trustee's Certificate of Authentication
Dated: October 16, 1997

This is one of the Global Notes referred to in the within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:
   --------------------------
     (Authorized Signatory)

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representa tive of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE RE QUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION RE QUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER PROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         Additional provisions of this Note are set forth on the other side of this Note.

                       [FORM OF REVERSE SIDE OF SECURITY]

                           FAMILY GOLF CENTERS, INC.

                 5 3/4% Convertible Subordinated Notes due 2004

1.       Interest

         Family Golf Centers, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on October 15 and April 15 of each year, commencing April 15, 1998. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of first issuance of the Notes under the Indenture (as defined below); provided, however, that if there is not an existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

         The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on the October 1 or April 1 next preceding the related interest payment date. The Holder must surrender this Note to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by its check payable in such money. It may mail an interest check to the Holder's registered address.

3.       Paying Agent, Registrar and Conversion Agent

         Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

4.       Indenture, Limitations

         This Note is one of a duly authorized issue of Notes of the Company designated as its 5 3/4% Convertible Subordinated Notes due 2004 (the "Notes"), issued under an Indenture dated as of October

16, 1997 (the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

         The Notes are subordinated unsecured obligations of the Company limited to up to $100,000,000 aggregate principal amount, subject to Section
2.2 of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.       Optional Redemption

         The Notes are subject to redemption, at any time on or after October 15, 2000, as a whole or in part, at the election of the Company. The Redemption Prices (expressed as percentages of the principal amount) beginning October 15 of the years indicated are as follows:

                                                       Redemption
              Year                                       Price
              ----                                       -----
              2000                                      102.875%
              2001                                      101.917%
              2002                                      100.958%

and 100% at October 15, 2003 and thereafter in each case together with accrued interest up to but not including the Redemption Date.

6.       Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest ceases to accrue on Notes or portions of them called for redemption.

7.       Purchase of Notes at Option of Holder Upon a Change of Control

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on the date that is 30 days after notice of a Change of Control. The Holder shall have the right to withdraw any Change of Control Purchase Notice by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture. The obligation of the Company to pay the Repurchase Price will be subject to the terms of agreements relating to borrowings which constitute Senior Indebtedness.

8.       Conversion

         A Holder of a Note may convert such Note into shares of Common Stock of the Company at any time prior to maturity; provided, however, that if the
Note is called for redemption, the conversion right will terminate at the close of business on the business day preceding the redemption date for such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed); provided, further, that if the Holder of a Note presents such Note for redemption prior to the close of business on the redemption date for such Note, the right of conversion shall terminate upon presentation of the Note to the Trustee (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate on the close of business on the date such default is cured and such Note is redeemed). The initial conversion price is $37.25 per share, subject to adjustment under certain circumstances. The number of shares issuable upon conversion of a Note is determined by dividing the principal amount converted by the conversion price in effect on the Conversion Date. No payment or adjustment will be made for accrued interest on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Note. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing sale price of the Common Stock on the last Trading Day prior to the Conversion Date.

         To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Registrar or the Conversion Agent, and (d) pay any transfer or similar tax, if required. If a Holder surrenders a Note for conversion after the close of business on the record date for the payment of an installment of interest and before the close of business on the related interest payment date then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Note on such record date. In such event, the Note must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Note or portion thereof then converted. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder had delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change of Control Purchase Notice is withdrawn as provided above and in accordance with the terms of the Indenture.

9.       Conversion Arrangement on Call for Redemption

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in Trust for such Holders.

10.      Subordination

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

         In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

11.      Denominations, Transfer, Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

12.      Persons Deemed Owners

         The Holder of a Note may be treated as the owner of it for all purposes, subject to the provisions of the Indenture with respect to record dates for the payment of interest.

13.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request, subject to applicable law. After that, Holders entitled to money must look to the Company for payment.

14.      Amendment, Supplement and Waiver

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, provide for uncertificated Notes in addition to or in place of certificated Notes, or to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15.      Successor Corporation

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will be released from those obligations.

16.      Defaults and Remedies

         An Event of Default is: default in payment of the principal of or premium, if any, on the Notes when due; default for 30 days in payment of interest on the Notes; failure by the Company for 30 days after notice to it to perform any conversion of the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Notes; failure of the Company for 30 days after notice to it to make any payment at maturity in respect of indebtedness for borrowed money, which payment is in excess of $1,000,000; default by the Company for 30 days after notice to it with respect to indebtedness for borrowed money, which default results in acceleration of such indebtedness which is in excess of $1,000,000 without such indebtedness having been paid on discharged; certain events of bankruptcy, insolvency or reorganization of the Company; and the acceleration of certain other indebtedness. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization, unpaid principal of and accrued interest on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17.      Trustee Dealings With the Company

         United States Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.      No Recourse Against Others

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

19.      Discharge Prior to Maturity

         If the Company deposits with the Trustee or the Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity, the Company will be discharged from the Indenture except for certain sections thereof.

20.      Authentication

         This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

21.      Abbreviations and Definitions

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         All capitalized terms used in this Note and not specifically defined herein are defined in the Indenture and are used herein as so defined.

22.      Indenture to Control

         In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Family Golf Centers, Inc., 225 Broadhollow Road,
Melville, New York 11747, Attention:  Chief Financial Officer.

                                ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to

--------------------------------------------------

--------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint

--------------------------------------------------
agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him or her.

Date:
     ---------------------------------------------

Your signature:
               -----------------------------------
               (Sign exactly as your name appears
               on the other side of this Note)


--------------------------------------------------
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:
                         -------------------------

By:
   -----------------------------------------------


--------------
    * The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.

                               CONVERSION NOTICE


To convert this Note into Common Stock of the Company, check the box:

-----

-----

To convert only part of this Note, state the amount to be converted:

$
 -----------------------

If you want the stock certificate made out in another person's name, fill in the form below:

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(Insert other person's soc. sec. or tax I.D. no.)

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--------------------------------------------------

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(Print or type assignee's name, address and
zip code)

Date:
     ---------------------------------------------

Your signature:
               -----------------------------------
               (Sign exactly as your name appears
               on the side of this Note)


--------------------------------------------------
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:
                         -------------------------
By:
   -----------------------------------------------

--------------
    * The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.

                       NOTICE OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 of the Indenture, check the box:

-----

-----

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.8 of the Indenture, state the amount to be purchased: $__________


Date:                             Your signature
     -------------------                        -------------------------------
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Notes)


                                                -------------------------------
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Notes)


*Signature guaranteed by:
                         -------------------
By:
   -----------------------------------------

--------------
    * The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.